UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2006, Symbol Technologies, Inc. (the "Company") entered into a separation agreement with Todd A. Abbott (the "Separation Agreement") in connection with his resignation as the Company's Senior Vice President of Worldwide Sales.

Pursuant to the Separation Agreement, Mr. Abbott's resignation from the position of Senior Vice President of Worldwide Sales of the Company was effective as of September 19, 2006. The Separation Agreement provides that the date of Mr. Abbott's termination from the Company (the "Termination Date") will be the earlier of the date of the closing of the acquisition by Motorola, Inc. of the Company (the "Transaction") or the date on which the Company determines the Transaction will not close, but it no event, later than March 31, 2007. If Mr. Abbott's Termination Date is the date of the closing of the Transaction, he will receive (i) a lump sum payment of $1,500,000 (less applicable taxes), which is equal to one and one-half (1.5) times Mr. Abbott's annual base salary and target annual bonus in effect as of October 6, 2006 (the amount he was entitled to receive under the Company's Change in Control Policy), (ii) payment of the earned 2006 executive bonus (to be paid at such time the bonuses are paid to similarly situated executives) and (iii) the vesting of any time-based and performance based equity awards remaining unvested on the Termination Date and the removal of any restrictions with respect to shares of restricted stock contained therein. If Mr. Abbott's Termination Date is (A) March 31, 2007, and the Transaction has not closed on or before that date, or (B) such earlier date that the Company has determined that the Transaction will not close, he will receive (i) a lump sum payment of $500,000 (less applicable taxes), which is equal to Mr. Abbott's annual base salary in effect as of October 6, 2006, (ii) payment of the earned 2006 executive bonus (to be paid at such time the bonuses are paid to similarly situated executives) and (iii) the vesting of any performance based restricted stock awards remaining unvested on the Termination Date and the removal of all restrictions with respect to such shares of restricted stock. Pursuant to the terms of the Separation Agreement, Mr. Abbott remained a regular employee of the Company through October 6, 2006 and is considered an "on call" employee from October 7, 2006 through the Termination Date. During this on call period, Mr. Abbott will be paid a salary of $30,000 per month (pro rated for partial months of service) and will be eligible to continue to participate in certain of the Company's group health insurance plans at the current employee contribution rates. On the Termination Date, Mr. Abbott also will receive payment for all accrued and unused vacation (as of October 6, 2006). Mr. Abbott's unvested stock options will continue to vest through the on call period and he will be eligible to exercise any vested stock options through the Termination Date. The Separation Agreement, among other things, also provides for a release by Mr. Abbott in favor of the Company, and Mr. Abbott's agreement to certain non-competition, non-solicitation, non-disclosure and non-disparagement obligations. The foregoing summary is qualified in its entirety by the terms of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Document Description

10.1 Separation Agreement between the Company and Todd Abbott, dated as of November 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

December 1, 2006	By:	/s/ Michael C. Miller

Name: Michael C. Miller
Title: Acting Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement between the Company and Todd Abbott, dated as of November 27, 2006